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                                                                      EXHIBIT 99

For immediate release                      Contact: Joe Fitzgerald
---------------------                               (310) 449-3660
March 14, 2002


               METRO-GOLDWYN-MAYER INC. ANNOUNCES EQUITY OFFERING

     Santa Monica, CA - Metro-Goldwyn-Mayer Inc. (NYSE: MGM) today announced that it has priced an underwritten public offering of 10,550,000 shares of its common stock resulting in gross proceeds of $174.1 million to the Company. Goldman, Sachs & Co. acted as the bookrunning lead manager for the offering.

     MGM has granted the underwriters an over-allotment option to purchase 1,582,500 shares of common stock for an additional $26.1 million.

     The offering is expected to close on March 18th and is subject to the customary closing conditions. Net proceeds of the offering will be used for operating expenses and for general corporate purposes including debt reduction, as well as for potential unspecified acquisitions. The offering is expected to increase the number of MGM shares held by non-affiliated investors.

     A shelf registration statement relating to the shares was previously declared effective by the Securities and Exchange Commission. Additional underwriters for the offering included: Banc of America Securities LLC, Robertson Stephens, Gerard Klauer Mattison & Co., Inc., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., Salomon Smith Barney Inc. and UBS Warburg LLC. The shares may be offered only by means of a prospectus supplement. A copy of the supplement and related prospectus relating to the common stock offering may be obtained from Goldman, Sachs & Co., 85 Broad Street, New York, New York, 10004.

     Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of more than 4,100 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM Entertainment Business Group, MGM Consumer Products, MGM Music, MGM Interactive, and MGM Online.
                                     (more)
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Page 2 - MGM Equity Offering release

     In addition, MGM owns a 20 percent equity interest in four of Rainbow Media's successful national cable networks -- American Movie Classics (AMC), Bravo, The Independent Film Channel (IFC) and WE: Women's Entertainment, and has ownership interests in 15 television channels internationally. For more information on MGM, visit MGM Online at http://www.mgm.com.
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This news release contains forward-looking statements that are based upon the
Company's estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company's products achieve customer acceptance, future business decisions, and other factors, including those described in the Company's filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

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